Exhibit 10.2.4


                             STOCK OPTION AGREEMENT

     AGREEMENT, dated as of June 8, 2000 by and between EQUIDYNE CORPORATION, a Delaware corporation (the "Company"), and Jason Chautin (the "Optionee").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS the Company agreed to grant a stock option (the "Option") to the Optionee for the purchase of twenty-five thousand (25,000) shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"); and

     WHEREAS, the Board of Directors of the Company has authorized the grant of the Option to the Optionee;

     NOW, THEREFORE, in consideration of the premises, mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the Company and the Optionee hereby agree as follows:

     1.   Grant of Option. Subject to the terms and conditions herein, the
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Company hereby grants to the Optionee an option (the "Option") to purchase twenty-five thousand (25,000) shares (the "Option Shares") of its Common Stock at an exercise price (the "Exercise Price") of $4.00 per share, as may be adjusted from time to time as provided in this Agreement.

     2.   Exercise of the Option.
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          2.01.  Subject to adjustments as provided in Section 5 herein, the
Option shall be cumulatively exercisable: immediately as of the date hereof.

          2.02. The Option shall expire on June 8, 2003 (the "Expiration Date") subject to earlier termination as provided herein.

     3.   Rights of Holder. The Optionee shall not have any rights to dividends
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or any other rights of a stockholder with respect to any Option Shares until such Shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such Shares upon exercise of the Option.


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     4.   Non-Transferability of Option. This Option shall not be transferable
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other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him.

     5.   Adjustments.
          ------------

          5.01   Adjustments by the Company. In the event of a stock dividend,
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stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive. To the extent practicable, the Company shall give the Optionee prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.

          5.02   Adjustments Due to Merger, Consolidation, Reorganization, Asset
                 ---------------------------------------------------------------
Sale, Liquidation, etc. (a) If the Company shall be the surviving corporation in
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any reorganization, merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation, etc. with a corresponding proportionate adjustment of the Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization, merger, consolidation, etc.

          (b) In the event of a merger or consolidation in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding
Options: (i) provide that such Options shall be assumed or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Optionee, provide that all unexercised Options will terminate immediately prior to the consummation of such


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transaction unless exercised by the Optionee within a specified period following the date of such notice, or (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the Optionee equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Transaction Price) and
(B) the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such Options.

     6.   Reservation of Shares. The Company shall at all times during the term
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of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement. The Company shall list such shares of Common Stock on the national securities exchange or automated quotation system on which the Company's Common Stock is then listed.

     7.   Exercise Procedure.
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          7.01   Procedure. (a) The Optionee may exercise the Option, at any
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time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the Optionee stating the number of Option Shares that the Optionee has elected to purchase and accompanied by payment in an amount equal to the full purchase price for the Option Shares to be purchased (the "Purchased Shares"). The notice may be in form of the "Exercise of Option to Purchase Shares" attached hereto. The payment may either be in cash or by check.

          (b) Following receipt by the Company of such notice of exercise and full payment, the Company shall issue, as soon as practicable, a stock certificate for the Purchased Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

          7.02   Compliance. The Company, however, shall not be required to
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issue or deliver the stock certificate pursuant to Section 7.01(b) hereof until it has complied with all requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended, any securities exchange or automated quotation system on which the Company's Common Stock may then be listed, and all applicable state laws in connection with the issuance of the Option Shares or their listing on said securities exchange or


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system, including receiving representations by the Optionee as reasonably required to ensure compliance with the foregoing laws.

          7.03   Legend. If the Purchased Shares are not then covered by a
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registration statement in accordance with Section 8 hereof, each certificate for the Purchased Shares shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

     8.   Registration Statement. The Optionee shall have a one-time "Piggyback
          ----------------------
Registration" right during the period of this Option, whereby if the Company proposes to prepare and file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-2 or S-3 or any successor form under the Securities Act, assuming continued eligibility by the Company to use such Form, the Company shall notify the Optionee and will offer to include in such Registration Statement all or any portion of the shares underlying such option. The Company makes no representations regarding its ability to have any registration statement be declared effective. In the event the Company is advised by the staff of the Commission, NASDAQ or any self-regulatory or state securities agency that the inclusion of the Optionee's shares will prevent, preclude or materially delay the effectiveness of a registration statement filed, the Company, in good faith, may amend such registration statement to exclude the Optionee shares without otherwise affecting Optionee's rights to any other registration statement herein. The Company shall bear the costs of preparing and filing the Registration Statement (other than any selling costs of the Optionee) and may include in such Registration Statement other shares of its Common Stock issued to other persons. Notwithstanding the provisions of this Section 8, the Company shall not be obligated to file a registration statement hereunder if the Purchased Shares may then be sold pursuant to Rule 144 under the Securities Act.

     9.   Notices. Each notice relating to this Agreement shall be in writing
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and delivered in person or by facsimile or certified mail to the following addresses:

          If to the Company

                    Equidyne Corporation
                    238 Littleton Road
                    Westford, MA 01886
                    Attn:  Michael T. Pieniazek, Executive Vice President
                    Fax:   (603) 880-6390

          If the Optionee:

                    Jason Chautin
                    7434 Schummley Court
                    Falls Church, JA 22043


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or to such other address as either party hereto may hereinafter duly give to the other.

     10.  Binding. This Agreement shall be binding upon and inure to the benefit
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of the parties hereto, and their successors, assigns, heirs and administrators.

     11.  Entire Agreement. This Agreement constitutes the entire agreement
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between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

     12.  Governing Law. This Agreement shall be construed in accordance with
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and governed by the laws of the State of Delaware without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                        EQUIDYNE CORPORATION

                                        By:
                                           -------------------------------------
                                                  Michael T. Pieniazek,
                                                  Executive Vice President and
                                                  Chief Financial Officer


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                                                  (optionee signature)


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                               Exercise of Option
                               To Purchase Shares
                               ------------------

To:  EQUIDYNE CORPORATION

     The undersigned hereby exercises the within Option for the purchase of shares (the "Shares") of Equidyne Corporation Common Stock granted under
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a Stock Option Agreement, dated as of               ,     , and herewith makes
                                      --------------  ----
payment of the purchase price by the delivery of $      . In the event the
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Shares are not registered under the Securities Act of 1933, as amended, the undersigned shall provide such representations as may be required by the Company to fulfill any exemptions that may be sought under said Act. Kindly issue the certificate for the Shares in accordance with the instructions given below:


                                           -------------------------------------
                                                       Signature

Instructions for issuance
  of stock:


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Name


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Address


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Social Security Number


                                        By:
                                           -------------------------------------
                                                  Michael T. Pieniazek,
                                                  Chief Financial Officer


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                                                  (optionee signature)